67

                          RELEASE AND WAIVER OF CLAIMS



         THIS IS A RELEASE AND WAIVER OF CLAIMS (hereinafter referred to as "Release") made this 4th day of December, 2001, by and between CDI Corporation (hereinafter referred to as "Company") and Raymond S. Barratt (hereinafter referred to as "Employee") which is entered into in connection with the termination of Employee's employment with Company as of December 16, 2001 ("Termination Date").

        1. AS CONSIDERATION for Employee's release and waiver of claims, Company hereby agrees to:

                (a) Continue to pay Employee his salary and benefits through the Termination Date. Company and Employee agree, however, that Employee will not be required to render services on a full-time basis between the date of this Agreement and the Termination Date but, rather, Employee will be available to, and will perform such specific projects and render such services as are directed by Company's Chief Executive Officer.

                (b) Pay Employee the amount of $241,362.00 in biweekly installments of $9,283.16 each over the one year period from the Termination Date through December 15, 2002.

                (c) Pay Employee promptly following the Termination Date the amount of $24,136.25 representing twenty-five percent (25%) of Employee's target bonus for 2001.

                (d) Pay Employee promptly following the Termination Date for all of Employee's PDOs that are earned but unused through the Termination Date.

                (e) Beginning on the Termination Date, pay on Employee's behalf, the same portion of the insurance premium for Employee's COBRA insurance coverage as Company was paying toward the premium for Employee's group insurance coverage immediately prior to the Termination Date. These payments are contingent upon Employee electing COBRA coverage and will continue for so long as Employee maintains COBRA coverage but not beyond December 15, 2002.

                (f) Pay Employee $10,000 (grossed-up for taxes) for outplacement services.

                (g) Provide assistance to Employee in connection with the renewal of Employee's Green Card.



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                                                                              68

Such consideration will be paid to Employee provided that (i) Employee has executed this Release, (ii) the seven (7) day revocation period provided in
Section 7, below, has expired and (iii) Employee has not exercised his right of revocation.

               2. IN EXCHANGE for such consideration, Employee hereby, on behalf of himself, his descendants, ancestors, dependents, heirs, executors, administrators, assigns and successors, covenants not to make any claim or initiate any lawsuit, and fully and forever releases and discharges Company and its parent, subsidiaries, affiliates, divisions, successors, and assigns, together with its and their past and present directors, officers, agents, attorneys, insurers, employees, stockholders, and representatives, from any and all claims, wages, demands, rights, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, debts, costs, expenses, attorneys' fees, damages, judgments, orders or liabilities of whatsoever kind or nature in law, equity or otherwise, whether now known or unknown, suspected or unsuspected which Employee now owns or holds or has at any time heretofore owned or held against said Company, arising out of or in any way connected with Employee's employment relationship with Company, or the termination of that employment, or any other transactions, occurrences, acts or omissions or any loss, damage or injury whatsoever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of Company committed or omitted prior to the date of this Release, including, but not limited to claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, any state statute which deals with discrimination or any claim for severance pay, bonus, salary, overtime pay, sick leave, holiday pay, vacation pay, stock options or other stock related compensation or programs, life insurance, health or medical insurance, benefits under any pension, retirement or 401(k) plan or any other fringe benefit, workers' compensation or disability benefit.

                  This Release shall not, however, release any rights to (i) those items to be paid as consideration hereunder and specifically set forth above, (ii) payments to which Employee is entitled under any Company insurance, retirement or 401(k) plan as of the date hereof - the benefits under which will be paid in accordance with the terms of such plans, it being understood and agreed that neither the consideration paid hereunder nor the way that consideration is calculated shall create or enhance any such entitlement, (iii) exercise any stock options that are vested as of the Termination Date at any time through December 15, 2002 or (iv) reimbursement of all business expenses incurred by Employee through the Termination Date in connection with the Company's business and in accordance with the Company's policy for the reimbursement of such expenses.

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                                                                              69

        3. Employee warrants and agrees that he is responsible for any federal, state, and local taxes which may be owed by him by virtue of the receipt of any portion of the consideration herein provided. Company will, however, make any appropriate withholdings on amounts to be paid hereunder, as required by law.

        4. Employee acknowledges that he has been encouraged to seek the advice of an attorney of his choice in regard to this Release. Company and Employee represent that they have relied upon the advice of their attorneys, who are attorneys of their own choice, or they have knowingly and willingly not sought the advice of their attorneys. Employee hereby understands and acknowledges the significance and consequences of such a Release and represents that the terms of this Release are fully understood and voluntarily accepted by him.


        5. Both Employee and Company have cooperated in the drafting and preparation of this Release. Hence, in any construction to be made of this Release, the same shall not be construed against any party on the basis that the party was the drafter.

        6. Employee acknowledges that he has had at least twenty-one (21) days to consider the terms of this Release prior to his signing it. If Employee has executed this Release prior to the end of such twenty-one (21) day consideration period, Employee acknowledges that such decision to waive any portion of the twenty-one day (21) consideration period was done knowingly and voluntarily.

        7. Employee further understands that he may revoke this Release within seven (7) days following his signing of the Release by giving written notice of such revocation to Company. Such notice must be dated within such seven day time period and must be received promptly thereafter by Company.

        8. This Release constitutes the entire agreement concerning the termination of Employee's employment and all other subjects addressed herein. This Release supersedes and replaces all prior negotiations. All agreements, proposed or otherwise, whether written or oral, concerning all subject matters covered herein are incorporated into this Release. The use of male pronouns herein is done for convenience only and shall be construed to mean and apply to both the male and female genders.

        9. If one or more of the provisions of this Release shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect or impair any other provision of this Release, but this Release shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

        10. Employee agrees not to publish, disclose, use or authorize anyone to publish, disclose or use without written authorization by Company any private, confidential, or proprietary information that he may have in any way acquired, learned,

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developed, or created by reason of his employment. Such information does not include the employee's general knowledge, skill, and experience with Company.

        11. Employee agrees to return promptly to Company all Company property and documents that Employee may have in his possession.

        12. Employee agrees not to use any computer or network access code or password belonging to Company or made available to him by virtue of his employment with Company, and not to access any computer, network, or data base in the possession or control of Company.

        13. Employee agrees to maintain the terms of this Release as confidential and not to disclose such terms to any party except his immediate family and his legal and financial advisors.


       12-3-01                              /s/ Raymond S. Barratt
-----------------------------------      ---------------------------------
         Date                               Raymond S. Barratt



                                          CDI Corporation


       12-4-01                            By: /s/ Roger H. Ballou
-----------------------------------       -----------------------------
         Date                             Roger H. Ballou
                                          President & Chief Executive Officer